                                                                       EXHIBIT 1


                        3,400,000 Shares of Common Stock


                           SYNTHETIC INDUSTRIES, INC.

                             UNDERWRITING AGREEMENT


                               October ___, 1996


BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC
  As Representatives (the "Representatives")
      of the several Underwriters named
      in Schedule I attached hereto
c/o BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

            Synthetic Industries, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,400,000 shares (the "Firm Shares") of its common stock, par value $1.00 per share (the "Common Stock"). The Company also proposes to sell to the Underwriters for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, an aggregate of up to 510,000 additional shares of Common Stock ("Additional Shares"). The Firm Shares and any Additional Shares purchased by the Underwriters are herein referred to as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

            1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and _____________ amendment or amendments thereto, on Form S-1 (No. 333-09377), for the registration of the Shares
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under the Securities Act of 1933, as amended (the "Act").  Such registration statement, including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof, as amended to the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the rules and regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

            (b) At the time the Registration Statement is first filed with the Commission, at the time any amendment to the Registration Statement is filed with the Commission, at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, at the time any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not, do not and will not contain an untrue statement of a material fact and did not, do not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation thereof. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Prospectus, in the paragraph on the inside front cover page of the Prospectus relating to





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possible stabilization transactions, in the table listing Underwriters under the caption "Underwriting" in the Prospectus and in [third] and [eighth] paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in any registration statement relating to the Shares as originally filed, in the Registration Statement or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Neither the Commission nor the "Blue Sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Firm Shares or the Additional Shares, nor, to the best knowledge of the Company, has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

            (d) Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included in the Registration Statement and whose reports are filed with the Commission as part of the Registration Statement, are independent public accountants with regard to the Company and its subsidiaries as required by the Act and the Regulations.

            (e) Subsequent to the respective dates as of which information is given in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus), except as set forth in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus) there has been no material adverse change, or any fact known to the Company which could reasonably be expected to result in a material adverse change, in the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to affect materially and adversely the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole. Since the date of the latest balance sheet presented in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus), except as expressly disclosed in the Registration Statement (and, as to the representation made at the Closing Date and the Additional Closing Date, the Prospectus), neither the Company nor any of its subsidiaries has (i) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, (ii) entered into any material transaction not in the ordinary course of business





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and consistent with past practice or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

            (f) The Company has the corporate power and the authority to enter into this Agreement, perform each of its obligations hereunder and to issue, sell and deliver the Shares to be sold by it hereunder. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles and (ii) to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

            (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of Firm Shares and the Additional Shares by the Company) do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), give rise to any right to accelerate the maturity or require the prepayment of any obligation of the Company or any of its subsidiaries or require any consent, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent instruments) of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

            (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except such consents, approvals,





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authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act (which exception shall not apply once the Registration Statement becomes effective) and state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (i) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights, or, except as disclosed in the Registration Statement, co-sale rights, registration rights, repurchase rights, right of first refusal or any other similar right. Those of the Shares to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and when delivered and sold in accordance with this Agreement, will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights, co-sale rights, transfer restrictions, rights of first refusal, repurchase rights or any similar rights and will be free and clear of any pledges, liens, security interests, charges, claims or encumbrances of any kind. The Company had, at June 30, 1996, a duly authorized and outstanding capitalization as set forth under the caption "Capitalization" in the Registration Statement and as shall be set forth in the Prospectus. The Common Stock conforms to the description thereof contained in the Registration Statement and as shall be set forth in the Prospectus. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right which requires, permits or provides for the issuance, subscription or purchase of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as accurately described in the Registration Statement. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company. Except as described in the Registration Statement, there are no restrictions on the voting or transfer of any shares of capital stock of the Company.

            (j) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not, individually or the aggregate, have a material adverse effect on the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any claim or notice from any official in any jurisdiction that it is required to be qualified or licensed to do business in any jurisdiction in which it is not so qualified or licensed. The Company and





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each of its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and as shall be described in the Prospectus, and the Company has not received any notice of any proceedings relating to the revocation or modification of any thereof, nor is the Company aware of any basis therefor, and no such consent, approval, authorization, order, registration, qualification, franchise, license or permit contains a materially burdensome restriction that is not adequately and accurately disclosed in the Prospectus.

            (k) As of June 30, 1996 and as of the date hereof, Synthetic Industries Europe Limited, a corporation organized under the laws of [the United Kingdom], and Fibermesh GmbH, a corporation organized under the laws of [Germany], were the Company's only subsidiaries (as defined in the Regulations). All of the outstanding shares of capital stock of such subsidiaries have been duly and validly issued, are fully paid and non-assessable and were not issued in violation of preemptive rights, repurchase rights or rights of first refusal and, are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever. The Company owns no controlling interest in any other corporation, partnership or other entity and does not directly or indirectly own any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity, other than minority investments in marketable securities that may be made in the ordinary course of business as a part of its investment of excess cash assets.

            (l) Except as described in the Registration Statement and as shall be described in the Prospectus, there is no action, suit, investigation or proceeding, governmental or otherwise, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which (i) if adversely decided or concluded, could reasonably be expected to have a material adverse effect on the Company or its business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations or (ii) is required to be disclosed in the Registration Statement, or (iii) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance of, the Shares or the execution and delivery of this Agreement or any of the other transactions contemplated hereby, or questions the legality or validity of any such transactions or that seeks to recover damages or obtain other relief in connection with any of such transactions.

            (m) Except as provided for in this Agreement, the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in,





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or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or otherwise.

            (n) The consolidated financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and as will be set forth in the Prospectus present fairly the financial condition, results of operations, shareholders' equity and cash flows and other information purported to be shown therein of the Company and its subsidiaries at the dates and for the periods indicated; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are complete and correct, and are in accordance with the books and records of the Company and its subsidiaries in all material respects. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus. The financial data set forth in the Registration Statement and as will be set forth in the Prospectus under the captions "Summary Consolidated Financial Information", "Capitalization", "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present, on the basis stated in the Registration Statement and as will be stated in the Prospectus, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and as will be set forth in the Prospectus. All other financial information and statistical data set forth in the Registration Statement and as will be set forth in the Prospectus have been prepared on an accounting basis consistent with the financial statements included in the Registration Statement and as will be included in the Prospectus. The pro forma and "as adjusted" financial information included in the Registration Statement and as will be included in the Prospectus that gives effect to the issuance of the Shares, the application of the net proceeds therefrom and the other transactions and events specified therein has been properly compiled on the basis of the assumptions set forth with respect thereto; the pro forma adjustments to the historical figures have been properly applied to such figures and such pro forma financial information complies in all material respects with the applicable accounting requirements of the Commission.

            (o) Each of the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements (or elsewhere) in the Registration Statement and as will be set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. Each of the Company and its subsidiaries holds its leased properties under valid, subsisting and enforceable leases,





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with such exceptions as are not, individually or in the aggregate, material and do not, individually or in the aggregate, interfere with the use made or proposed to be made of such properties by the Company or any of its subsidiaries. Except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, the Company and each of its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

            (p) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940 and the rules and regulations promulgated thereunder; the Company will conduct its business and financial affairs in such a manner as to ensure that it will not become on "investment company" or an entity "controlled" by an "investment company". The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

            (q) The Company and each of its subsidiaries have (i) filed all federal, state and local and foreign tax returns which are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (ii) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by them except where, in the case of state and local and foreign tax returns, the failure to file, extend the due date of or pay the same, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company; the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any of its subsidiaries which could materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole; to the Company's best knowledge, all tax liabilities are adequately provided for on the consolidated books of the Company.

            (r) The Company and each of its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the business now or proposed to be conducted by the Company and each of its subsidiaries as described in the Registration Statement and as will be described in the Prospectus, and, except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how; and to the best knowledge of the Company, the Company and each of its subsidiaries do





                                      -8-
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not in the conduct of their business as now conducted or proposed to be conducted, infringe or conflict with any such rights of any third party.

            (s) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (collectively, "Documents") required to be described or referred to in, or filed with, the Registration Statement and, in respect of the representation made at the Closing Date and the Additional Closing Date, the Prospectus, other than those described or referred to therein or filed as exhibits thereto; all such descriptions are accurate in all material respects and present fairly the information described therein. All such Documents to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (t) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them, except as adequately disclosed in the Registration Statement and as will be disclosed in the Prospectus; all such descriptions are accurate in all material respects and present fairly the information required to be described in the Registration Statement and as will be described in the Prospectus.

            (u) There are no rights of return or other agreements between the Company and any customer of the Company which would cause any sales reflected in the Company's consolidated financial statements for the fiscal year ended September 30, 1995 or the nine months ended June 30, 1996 included in the Registration Statement and to be included in the Prospectus to fail to qualify as sales in accordance with generally accepted accounting principles or the Company's revenue recognition policy as reflected in the audited financial statements included in the Registration Statement and to be included in the Prospectus.

            (v) Each of the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability





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for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) Neither the Company nor any of its subsidiaries is in violation or breach of, or in default (nor has any event occurred which with notice, or lapse of time, or both, would constitute a default) of any contract, agreement, indenture, loan or other agreement, instrument, mortgage, note, permit, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties may be bound where such default, either individually or together with all such other defaults, could reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, earnings, operations, or condition (financial or other) or results of operations of the Company or on the ability of the Company to perform its obligations hereunder. Each such contract, agreement, indenture, instrument, mortgage, note, permit, lease, license, arrangement and understanding is in full force and effect and is the legal, valid, and binding obligation of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto and is enforceable against the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, against the other parties thereto in accordance with its terms.
Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases and material licenses under which the Company and its subsidiaries are operating. Neither the Company nor any of its subsidiaries is a party to or bound by any contract, agreement, indenture, instrument, mortgage, note, permit, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or is reasonably expected in the future to have a material adverse effect on the business, prospects, properties, assets, earnings, operation, condition (financial or other) or results of operations of the Company. Neither the Company nor any of its subsidiaries is in violation or breach of, or in default with respect to, any term of its respective articles of incorporation or bylaws and neither the Company nor any of its subsidiaries is in default (nor has an event occurred which with notice, lapse of time or both would constitute a default) in the performance of any obligation, agreement or condition contained in any loan agreement of the Company or any such subsidiary where such default could have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except such as are described in the Registration Statement and as will be described in the Prospectus or such as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company.

            (x) The Company has obtained from each of the Company's executive officers, senior management and directors an enforceable written agreement (a "Lock-Up

Agreement"), in a form or forms approved by the Representatives and their counsel, that for a period of 270 days from the date of the Prospectus each such holder will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, (other than by gift provided that the donee agrees in writing with the Company to be bound by the terms of such written agreement) of any shares of capital stock (or any security convertible into, exercisable for or exchangeable for capital stock) of the Company now owned or hereafter acquired by such holder and thereafter, until December 31, 1997, such holder will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of capital stock (or any security convertible into, exercisable for or exchangeable for capital stock) of the Company now owned or hereafter acquired by such holder except pursuant to a registration statement that has become effective under the Act.

            (y) The Company has obtained from Synthetic Industries, L.P., a Delaware limited partnership (the "Partnership") an enforceable written agreement (the "Partnership Lock-Up Agreement"), in a form approved by the Representatives and their counsel, that for a period of 270 days from the date of the Prospectus such holder will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of capital stock (or any security convertible into, exercisable for or exchangeable for capital stock) of the Company now owned or hereafter acquired by such holder and thereafter, until December 31, 1997, such holder will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of capital stock (or any security convertible into, exercisable for or exchangeable for capital stock) of the Company now owned or hereafter acquired by such holder except pursuant to a registration statement that has become effective under the Act

            (z) The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

            (aa) Except as described in the Registration Statement and as will be described in the Prospectus, no labor dispute with the employees of the Company and any of its subsidiaries exists or, to the best knowledge of the Company, is threatened and the Company is not aware of any labor disturbance by the employees of any of its significant manufacturers, suppliers, customers or contractors that could reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company.

            (bb) Except as described in the Registration Statement and as will be described in the Prospectus, (i) the Company is not a party to or bound by any stockholders agreements or voting trusts with respect to any securities of the Company and (ii) there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

            (cc) To the best knowledge of the Company, except as disclosed in the Registration Statement and as will be disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and the Company and each of its subsidiaries have received all permits, licenses or other approvals required under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses; the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permits, licenses or approvals, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or together with all such other violations or failures, have a material adverse effect on the Company or its business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations.

            (dd) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

            (ee) The Company, either directly or through one or more of its subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of its subsidiaries against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations.

            (ff) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company, nor any affiliate thereof, does business with the government of Cuba or with any person or affiliate located in Cuba.

            2.    PURCHASE, SALE AND DELIVERY OF THE SHARES.

            (a) The Company agrees to sell to the respective Underwriters the Firm Shares, and, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share of $___________, the number of Firm Shares set forth in Schedule I hereto, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Delivery of certificates for the Firm Shares and payment of the purchase price shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place or places as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the [fourth] [third] business day (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the [fourth] [third] business day after execution of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company, by immediately available funds, whether in the form of New York Clearing House funds, payable to the order of the Company, or wire transfer, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by the Underwriters. Certificates of Firm Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date, provided that, if so specified by the Representatives, the Firm Shares may be represented by a global certificate registered in the name of Cede & Co., as nominee of The Depositary Trust Company ("Cede"). The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

            (c) In addition, the Company hereby grants to the several Underwriters the option (the "Option") to purchase all or any portion of the Additional Shares at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares as set forth in Section 2(a), for the sole purpose of covering over- allotments in the sale of Firm Shares by the several Underwriters. The number of Additional Shares to be purchased from the Company by each Underwriter (as adjusted by the Representatives to eliminate fractions) shall be determined by multiplying the number of Additional Shares to be sold by the Company by a fraction, the numerator of which is the number of Firm Shares purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares purchased by all the Underwriters from the Company hereunder, plus any additional number of Shares which the Underwriters may become obligated to purchase pursuant to the provisions of
Section 9 hereof. The Option may be exercised at any time in whole or in part on one occasion only, on or before the thirtieth (30th) calendar day following the date of this Agreement, by written notice by the Representatives to the Company in the manner specified in Section 12 hereof. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the Option shall have been exercised nor later than the tenth full business day after the date on which the Option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date, provided that, if so specified by the Representatives, the Additional Shares may be represented by a global certificate registered in the name of Cede. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167.

            Delivery of the certificates for the Additional Shares shall be made to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, on behalf of the respective Underwriters, for the Additional Shares in immediately available funds by New York Clearing House funds, payable to the order of the Company, or by wire transfer.

            (d) The Underwriters shall not be obligated to purchase any Firm Shares from the Company except upon tender to the Underwriters by the Company of all of the Firm Shares. The Company shall not be obligated to sell or deliver Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares agreed to be purchased by them hereunder.

            3. OFFERING. As soon after the Registration Statement becomes effective as the Representatives deem it advisable to do so, the several Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

            4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

            (a) If the Registration Statement or any post-effective amendment thereto has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible. If the Registration Statement has or becomes effective pursuant to Rule 430A of the Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Regulations, the Company will file with the Commission the Prospectus (properly completed) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

            The Company will promptly advise the Representatives, and confirm such advice in writing, (1) when the Registration Statement or any post-effective amendment thereto has become effective, (2) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order suspending the effectiveness of the Registration Statement, and (3) of receipt by the Company or any representative or attorney of the Company of any other communications from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and if any such order is issued to obtain its lifting as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus to which the Representatives shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act and the Regulations, the Company will notify the Representatives promptly and prepare and file with the Commission an appropriate post- effective amendment or supplement (in form and substance reasonably satisfactory to the Representatives) that will correct such statement or omission and which will effect such compliance and will use its best efforts to have any such post-effective amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to the Representatives two signed copies of the Registration Statement, including exhibits and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to those persons, including the Representatives, whom the Representatives identify to the Company, such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, without exhibits, as the Representatives may reasonably request. The Company consents to the respective use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto by the Representatives and by all dealers to whom the Shares may be sold, in connection with the offering or sale of the Shares, as appropriate, and as to the Prospectus or any amendment or supplement thereto during such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

            (d) The Company will take such action as the Representatives may request, at or prior to the time of effectiveness of the Registration Statement, to qualify or register the Shares for offering and sale under the securities (or "Blue Sky") laws of such jurisdictions as the Representatives may designate and to maintain such qualifications and registrations in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any action other than one arising out of the offering or sale of the Shares in such jurisdiction.

            (e) The Company will make generally available (with the meaning of Section 11(a) of the Act) to its securityholders and to the Representatives (in such numbers as the Representatives may reasonably request for distribution to the Underwriters) as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning on the first day of the first full calendar month after the effective date of the Registration Statement.

            (f) During the period of 270 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any capital stock (or any securities convertible into, exercisable for or exchangeable for capital stock) other than the sale of the Shares hereunder and the issuance of shares of Common Stock upon the exercise of options granted under the Company's stock option plans, and the Company will obtain and deliver to the Representatives concurrently with the execution hereof the Lock-Up Agreements and the Partnership Lock-Up Agreement referred to in Sections 1 (x) and 1 (y), respectively.

            (g) The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), summary financial information of the Company for such quarter in reasonable detail.

            (h) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

            (i) The Company will apply the proceeds from the sale of the Shares being sold by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

            (j) The Company will use its best efforts to obtain and maintain in effect the quotation of the Shares on the Nasdaq Stock Market and will take all necessary steps to cause the Shares to be included on the Nasdaq National Market and to maintain such inclusion for a period of three years after the date hereof or until such earlier date as the Shares shall be listed for regular trading privileges on the New York Stock Exchange or another national securities exchange approved by the Representatives.

            (k) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

            (l) The Company will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may from time to time be applicable to the Company.

            (m) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

            (n) Prior to the Closing Date or any Additional Closing Date, as the case may be, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company, or its business, prospects, properties, assets, earnings, condition (financial or other), results of operations or this offering without the Representatives' prior written consent which consent will not be unreasonably withheld.

            (o) The Company will not, without the prior written consent of Bear, Stearns & Co. Inc., consent to any person or entity that is subject to a Lock-Up Agreement selling, transferring, assigning, granting any option for the sale of, or making any other disposition of any shares of capital stock of the Company during the 270 day period from the date of the Prospectus.

            (p) The Company will not, without the prior written consent of the Bear, Stearns & Co. Inc., consent to the Partnership selling, transferring, assigning, granting any option for the sale of, or making any other disposition of any shares of capital stock of the Company except as provided in the Partnership Lock-Up Agreement.

            [(q) The Company will elect at least ______ independent director[s] to its Board of Directors within ______ days following the date of the Prospectus.]

            5.    PAYMENT OF EXPENSES.

            (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with registration of the Shares under the Act; (ii) the cost of preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto, the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (iii) all costs and expenses relating to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) all costs and expenses relating to the qualification of the Shares under state or foreign securities or "Blue Sky" laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (v) all costs and expenses relating to quotation of the Shares on the Nasdaq National Market, (vi) all filing fees of the Commission and the National Association of Securities Dealers, Inc. ("NASD"), (vii) all costs and expenses incident to any review by the NASD of the terms of the sale of the Shares (including, without limitation, fees and expenses of Underwriters' counsel in relation thereto), (viii) the cost of printing certificates representing the Shares, (ix) the cost and charges of any transfer agent or registrar, (x) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided in this Section 5. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 5 and Sections 7, 8 and 11(d) hereof, the

Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

            6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Additional Shares provided herein shall be subject, in the Representatives' discretion, to the condition that all of the representations and warranties of the Company herein contained are true and correct, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and the Additional Closing Date, if any, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representatives or to Paul, Hastings, Janofsky & Walker LLP ("Underwriters' Counsel"), pursuant to this Section 6 of any qualification or limitation not previously approved in writing by the Representatives, to the performance by the Company of their respective obligations hereunder, and to the following additional conditions:

            (a) the Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 430A of the Regulations, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 4(a) hereof; and at or prior to the Closing Date, (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof or the qualification or registration of the Shares under the securities or "Blue Sky" laws of any jurisdiction shall have been issued and in effect and no proceedings therefor shall have been initiated or threatened by the Commission or the authorities of any such jurisdiction; (ii) all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not reasonably object thereto.

            (b) At the Closing Date, the Representatives shall have received the opinion of Andrews & Kurth L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that, individually or in the aggregate, will not have a material adverse effect on the business, prospects, properties, assets, earnings, operations, conditions (financial and other) or results of operations of the Company and its subsidiaries taken as a whole.
The Company and each of its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly issued and are fully paid and nonassessable, and to the best of such counsel's knowledge were not issued in violation of preemptive rights, repurchase rights, rights of first refusal or other similar rights and, are owned directly or indirectly by the Company, free and clear of any lien, adverse claim, security interest, restriction on transfer, and to the best of such counsel's knowledge stockholders' agreement, voting trust or other defect of title whatsoever. Except as described in the Registration Statement and the Prospectus and, to the best knowledge of such counsel, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock of the Company's subsidiaries.

              (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights or, except as disclosed in the Prospectus, to such counsel's knowledge, co-sale right, registration right, repurchase right, right of first refusal or other similar right. The Shares to be delivered on the Closing Date have been duly and validly authorized and when sold and delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free of any pledge, lien, adverse claim and security interest and, will not have been issued in violation of or subject to any statutory preemptive rights, or to such counsel's knowledge co-sale rights, registration rights, rights of first refusal or other similar rights (other than those resulting from any action taken by the Underwriters). Upon delivery of the Shares and payment therefor as contemplated hereby, the Underwriters will receive good, valid and marketable title to the Firm Shares (and the Additional Shares, if any). The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock." The form of certificate evidencing the Shares to be delivered hereunder is in due and proper form under Delaware law, and the holders of the Shares will not be subject to personal liability solely by reason of being such holders.

             (iii) Except as disclosed in or described in the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights requiring, permitting or providing for the issuance of, and no written commitments entered into by the Company to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. Except as described in the Prospectus, to the best of such counsel's knowledge, there are no restrictions on the voting or transfer of shares of capital stock of the Company.

              (iv) Except as described in the Prospectus, to the best of such counsel's knowledge, (i) the Company is not a party to or bound by any stockholders' agreements or voting trusts with respect to any securities of the Company and (ii) there are no contracts, written agreements or written understandings between the Company or any of its subsidiaries and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

               (v) The Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market.

              (vi) The Company has all corporate power and authority to enter into this Agreement, perform each of its obligations hereunder, and to issue, sell and deliver to the Underwriters the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except to the extent that enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

             (vii) To the best of such counsel's knowledge, there is no litigation, action, suit, investigation or proceeding, governmental or otherwise, before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries or relating to the issuance or sale of the Shares, which, if resolved against the Company or any of such subsidiaries, individually or, to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been adequately disclosed therein.

            (viii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), give rise to any right to accelerate the maturity or require the prepayment of any obligation or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to the terms of, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificates of incorporation or by-laws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

              (ix) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company, except for (1) such as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

               (x) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and financial and statistical data derived therefrom included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

              (xi) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or, to the best knowledge of such counsel, threatened by the Commission or any state securities or "Blue Sky" authority and all filings required by Rule 424(b) of the Regulations have been made.

             (xii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (collectively, "Documents") which are required under the Act to be described or referred to in, or filed with, the Registration Statement and the Prospectus other than those described or referred to therein or filed as exhibits thereto; all such descriptions are accurate in all material respects and present fairly the information described therein.

            (xiii) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation or breach of, or in default (nor has any event occurred which with notice, or lapse of time, or both, would constitute a default) of any contract, agreement, indenture, loan or other agreement, instrument, mortgage, note, permit, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties may be bound where such default could reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, earnings, operations, or condition (financial or other) or results of operations of the Company or on the ability of the Company to perform its obligations hereunder, and to the best of such counsel's knowledge each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the Company or its subsidiaries, as the case may be, and, to the best of such counsel's knowledge, the other parties thereto and is enforceable against the Company or its subsidiaries, as the case may be, and, to the best of such counsel's knowledge, against the other parties thereto in accordance with its terms. Neither the Company nor any of its subsidiaries is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation or bylaws.

             (xiv) Insofar as statements in the Prospectus purport to summarize the provision of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases or licenses, such statements have been prepared or reviewed by such counsel and, to such counsel's best knowledge, accurately reflect the provisions purported to be summarized and are correct in all material respects.

              (xv) To the best of such counsel's knowledge: (a) the Company and each of its subsidiaries have received all consents, permits, licenses, authorizations, and other approvals as may be required of it under any applicable federal, state or local laws or regulations to own, lease and operate its properties and to conduct its business as described in the Prospectus; and (b) the Company is in compliance with all terms and conditions of any such permit, license or approval, except for such violations of law or regulation, such failure to receive required permits, licenses or other approvals, or such failure to comply with the terms and conditions of such permits, licenses or approvals as would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company.

             (xvi) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

           [(xvii)        Immediately prior to the Closing, the Partnership was
the sole registered owner of all of the outstanding shares of Common Stock.]

            In addition, at the Closing Date such counsel shall also have furnished you a letter, dated the date thereof, advising you that, as counsel to the Company, they have participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent certified public accountants of the Company and its subsidiaries and the Underwriters and their counsel at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (except as to matters referred to in clause (xiv) and the second to last sentence and the first sentence of clause (ii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), such counsel has no reason to believe that the Registration Statement at the time it became effective (or any post-effective amendment thereof as of the date of such amendment) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto as of the date of such amendment or supplement) and as of the date of such opinion contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and schedules and other financial and statistical data included therein or with respect to the exhibits to the Registration Statement).

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and each of its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Representatives and they are justified in relying thereon.

            (c) At the Closing Date, the Representatives shall have received a certificate of the Company, executed on behalf of the Company by the President and the Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this
Section 6 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are true and accurate, (iii) at the time of the Closing on the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, assets, earnings, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or expressly contemplated by the Prospectus.

            (d) At the time this Agreement is executed and at the Closing Date, the Representatives shall have received a letter, from Deloitte & Touche, LLP, independent public accountants for the Company, dated as of the date of this Agreement and as of the Closing Date, as appropriate, addressed to the Underwriters and in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder;
(iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholder and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to June 30, 1996, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to June 30, 1996, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) the unaudited pro forma financial statements and other information contained in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of these statements; (C) with respect to the period subsequent to June 30, 1996, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (D) that during the period from June 30, 1996, to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by the Representatives prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Representatives (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

            (e) All proceedings in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (g) The Representatives shall have received from each person who is a director or executive officer of the Company and from the Partnership the agreements required by Section 4(f).

            (h) The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares, shall not have objected to the Underwriters' participation in such offering.

            (i) The Company shall not have sustained, (i) since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or expressly contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than as disclosed in the Prospectus) or increase in principal amounts of long-term or short-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or expressly contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(i), in the Representatives' judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

            (j) The Shares shall have been duly approved for quotation through the Nasdaq National Market under the symbol disclosed in the Prospectus.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

            7.    INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject (1) as a result of the failure of any representation or warranty made by the Company under Section 1 to be true and correct when made, (2) under the Act, the Exchange Act, any state securities or Blue Sky law or otherwise, insofar as with respect to clause (2) such losses, liabilities, claims, damages, obligations, penalties, judgments, awards, costs, disbursements or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any preliminary prospectus, the Registration Statement for the registration of the Shares or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that with respect to clause (2), (i) the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein and (ii) the indemnity agreement contained in this Section 7(a) with respect to any preliminary prospectus (or the Prospectus) shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus (or the Prospectus) was corrected in the Prospectus (or the Prospectus as amended or supplemented) and delivery of such Prospectus (or the Prospectus as amended or supplemented) would have eliminated any such loss, liability, claim, damage or expense unless the failure is the result of non-compliance by the Company with Section 4(c) hereof, or (3) as a result of, relating to or arising from any claim, suit or proceeding brought by the limited partners of the Partnership against SI Management L.P., the sole general partner of the Partnership, the Underwriters or the Company in respect of or in any way relating to this Agreement or the Offering or any of the transactions contemplated hereby or related hereto; provided, however, the indemnity agreement in this Section 7(a) shall not apply to any portion of any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have including, without limitation, under this Agreement. Without limiting the rights of any Underwriter or controlling person thereof, the provisions of this Section 7 shall not affect any existing arrangements between the Company and any Underwriter relating to indemnification.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) are based solely upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky Application, or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises is based solely upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the paragraph on the inside front cover page of the Prospectus relating to possible stabilization transactions, in the table listing Underwriters under the caption "Underwriting" in the Prospectus and in the third and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent the indemnifying party is materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.
Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event will the indemnifying parties hereunder be responsible for the fees and expenses of more than one such counsel (together with appropriate local counsel). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including without limitation any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as it is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. [The Company shall be liable for the amounts to be contributed by it pursuant to the provisions of this Section 8.] Notwithstanding the provisions of this
Section 8, (i) in no case shall any Underwriter be liable or responsible for any portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share of the total underwriting discount set forth in the table on the cover page of the Prospectus based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default on their obligations under this Section 8 less all amounts paid or payable by such Underwriter pursuant to Section 7, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without consent; provided, however, that such consent was not unreasonably withheld.

            9.    DEFAULT BY AN UNDERWRITER.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) If such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non- defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. If within five calendar days after such a default the Representatives do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement (or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and the Company to sell the Additional Shares) shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7 and 8 hereof) or the several non-defaulting Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters (except as provided in Sections 5, 7 and 8 hereof) of its or their liability, if any, to the other several Underwriters or the Company for damages occasioned by its or their default hereunder.

            (c) If the Firm Shares or Additional Shares to which the default relates are to be purchased by the non- defaulting Underwriters, or are to purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with the like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

            10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

            11.   EFFECTIVE DATE OF AGREEMENT; TERMINATION.

            (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when the Representatives shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fourteenth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying the Representatives or by the Representatives notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

            (b) The Representatives shall have the right to terminate this Agreement and the obligations of the Underwriters hereunder at any time prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date) by notice to the Company from you, without liability (other than with respect to Sections 7 and 8 hereof) on the part of any Underwriter to the Company, if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its, his or her part to be performed hereunder, (ii) any other condition to the Underwriters' obligations hereunder set forth in Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities on the New York or American Stock Exchanges or in the over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices shall have been established or maximum price ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or in the over-the-counter market by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by a federal or state authority or any new restriction materially and adversely affecting the Firm Shares or the Additional Shares, as the case may be, shall have become effective, (v) there shall have occurred an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Representatives' judgment, to make it inadvisable or impracticable to proceed with the sale and delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (vi) in the Representatives' reasonable opinion any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus in the condition (financial or other) of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus, or (vii) there shall have occurred such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Representatives' judgment, makes it inadvisable or impracticable to proceed with the sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated hereby and by the Prospectus. The right of the Representatives to terminate this Agreement will not be waived or otherwise relinquished by their failure to give notice of termination prior to the time that the event giving rise to the right to terminate shall have ceased to exist, provided that notice is given prior to the Closing Date (and, with respect to the Additional Shares, the Additional Closing Date).

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by the Representatives as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) (except clauses
(i) and (ii) thereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the several Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the several Underwriters in connection herewith.

            12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department; and if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing to Synthetic Industries, Inc., 309 LaFayette Road, Chickamauga, Georgia 30707, Attention: Chief Executive Officer.

            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Bear, Stearns & Co. Inc. on behalf of the Representatives.

            13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon the several Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successor and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

            14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

            15. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

            16. PARTIAL INVALIDITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





                  [remainder of page intentionally left blank]

            If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose and return to us five counterparts hereof, and upon acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.



                                            Very truly yours,

                                            SYNTHETIC INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                        -----------------------


Accepted as of the date first above written at New York, New York, on behalf of themselves severally and the other several Underwriters named in Schedule I hereto.

BEAR, STEARNS & CO. INC.
FURMAN SELZ LLC


By: Bear, Stearns & Co. Inc.

    Name:
         ----------------------
    Title:
          ---------------------

                                   SCHEDULE I



                                                             Number of
                                                         Additional Shares
                                 Number of Firm         To Be Purchased If
                                  Shares To Be            Maximum Option
Name of Underwriter                 Purchased               Exercised
-------------------              ---------------        ------------------
Bear, Stearns & Co. Inc.
Furman Selz LLC


                                 ---------------        ------------------

      Total                        3,400,000                510,000

                                  SCHEDULE II


                                                         Number of
                                 Total                Additional Shares
                               Number of                To Be Sold If
                              Firm Shares               Maximum Option
                              To Be Sold                  Exercised
                              -----------             ------------------
 The Company:                  3,400,000                   510,000


                              -----------             ------------------

       Total                   3,400,000                   510,000

                                  SCHEDULE III

                                    Lock-Ups

            THIS PAGE MUST BE KEPT AS THE LAST PAGE OF THE DOCUMENT.



SoftSolution Network ID: NY-175258.5        Type: AGR